The Clorox Company News Release

Clorox Reports Strong 12 Percent EPS Growth for Its Full Fiscal Year, With Solid Q4 Results; Confirms Fiscal 2011 Outlook

OAKLAND, Calif., Aug. 3, 2010 – The Clorox Company (NYSE: CLX) today announced results for its fourth quarter and fiscal year 2010, which ended June 30. Clorox reported strong earnings growth for fiscal 2010, driven by robust gross margin expansion and top-line growth within the company’s targeted range for the year.

“I’m very pleased with our performance for the fiscal year,” said Chairman and CEO Don Knauss. “We increased our total demand-building investment, driving higher all-outlet market share in the U.S. and share gains in International markets. I’m especially pleased we delivered 15 percent growth in economic profit, the metric we believe best aligns over the long term with creating value and generating shareholder return,” Knauss said. “Our organization continues to do a fantastic job of executing the day-to-day business in a very challenging economic environment.”

Fiscal fourth-quarter results

Following is a summary of key fourth-quarter results. All comparisons are with the fourth quarter of fiscal year 2009, unless otherwise stated.
  $1.20 diluted earnings per share

  2% volume growth

  1% sales growth
Clorox reported fourth-quarter net earnings of $171 million, or $1.20 diluted earnings per share (EPS), versus $170 million, or $1.20 diluted EPS, in the year-ago quarter. Earnings in the current quarter reflected higher sales and lower interest expense, offset by a higher effective tax rate and lower gross margin. (See “Non-GAAP Financial Information” below and the last two pages of this press release for information and a reconciliation of key fourth-quarter and fiscal year results.)

Volume for the fourth quarter of fiscal 2010 grew 2 percent due to growth on a number of brands, including record shipments of Kingsford® charcoal and Hidden Valley® bottled salad dressing.

Sales for the fourth quarter of fiscal 2010 grew 1 percent to $1.52 billion. The benefits of volume growth and price increases in International markets more than offset the impact of the Venezuela currency devaluation, which reduced sales by 2.3 percentage points, and higher trade promotion spending to support new products and respond to competitive activity in select categories.

Gross margin decreased 100 basis points to 44.8 percent from 45.8 percent in the year-ago quarter, when gross margin increased 370 basis points and reached a five-year high. The decrease in the current quarter gross margin was primarily driven by reinflation of commodity costs, as anticipated, and higher trade-promotion spending, partially offset by strong cost savings.

Selling and administrative expenses increased to 13.4 percent of sales from 12.3 percent of sales in the year-ago quarter, primarily driven by higher incentive compensation, and investments the company is making in facility and global IT improvements and the International expansion of the Burt’s Bees business. “We believe these are important strategic investments that, once completed, will further enable growth, future cost savings and new product innovation,” said Chief Financial Officer Dan Heinrich.

Advertising and sales-promotion spending declined versus the year-ago quarter, as the company shifted some spending to trade merchandising initiatives. Clorox increased its investment in total demand building — which the company defines as combined spending on advertising, research and development and trade merchandising — by about 3 percent, driven by incremental investment in trade promotion in response to competitive activity. “We continue to make significant and appropriate investments in both innovation and demand building to maintain the health of our brands and drive growth,” Heinrich said. “The success of these investments is reflected in our market share growth.”

The effective tax rate for the fourth quarter increased nearly 300 basis points to 37.8 percent versus the year-ago quarter, due primarily to the tax impact of foreign dividends and slightly higher tax expense on earnings from certain foreign countries. The company does not anticipate that these factors will have a continuing material effect on its fiscal 2011 effective tax rate.

Cash provided by operations grew 19 percent to $376 million from $315 million in the year-ago quarter. The increase was primarily due to improved working capital. Clorox continued to use cash on hand and free cash flow to pay down debt during the quarter. At June 30, 2010, the company’s debt to EBITDA (earnings before interest, taxes, depreciation and amortization) ratio, as defined in its lending agreement, was 2.2 to 1.

During the quarter, Clorox repurchased 2.4 million shares of the company’s common stock at a cost of $150 million under its ongoing program to offset stock option dilution.

Cleaning

(Laundry, home care, auto, away from home)
  1% volume growth

  1% sales decline

  1% pretax earnings decline
The segment’s volume growth was driven by increased shipments of Armor All® auto care products and Pine-Sol® cleaner. These results were partially offset by lower shipments of Clorox® disinfecting wipes and disinfecting products in Away From Home markets versus the year-ago quarter, when concerns related to the H1N1 flu pandemic resulted in significant sales growth. The variance between changes in volume and sales was primarily driven by product mix. Pretax earnings reflected slightly lower sales and higher commodity costs, partially offset by strong cost savings and lower advertising expense.

Household

(Bags and wraps, charcoal, cat litter)
  1% volume growth

  Flat sales

  11% pretax earnings growth

Volume growth was primarily driven by record shipments of Kingsford® charcoal and increased shipments of Glad® trash bags. These factors were partially offset by lower shipments of Glad® food-storage products. Higher pretax earnings were primarily due to strong cost savings and lower advertising expense, partially offset by higher commodity costs.

Lifestyle

(Dressings and sauces, water filtration, global natural personal care)
  10% volume growth

  7% sales growth

  4% pretax earnings growth
The segment’s very strong volume growth was driven by record shipments of Hidden Valley® bottled salad dressing, as well as strong shipments of Burt’s Bees® natural personal care products. These increases were partially offset by lower shipments of Brita® water-filtration products, compared to strong double-digit volume growth in the year-ago quarter. The variance between volume and sales growth was primarily driven by higher trade-promotion spending and product mix. Pretax earnings reflected higher sales and cost savings, partially offset by increased advertising and selling and administrative costs to support the Burt’s Bees growth plan.

International

(Sales in all countries outside of the U.S., excluding natural personal care)
  Flat volume

  2% sales growth

  63% pretax earnings growth
Flat volume for the segment reflected higher shipments of disinfecting and fragranced cleaning products in southern Latin America driven by new product introductions, offset by lower shipments of home care products in Venezuela and Mexico due to strategic choices to maximize profitability, and Glad® products in Australia due to distribution losses. The variance between changes in volume and sales was primarily driven by the benefit of price increases, partially offset by the impact of unfavorable foreign currency exchange. The impact of the Venezuelan currency devaluation on sales was partially offset by favorable currencies in other countries. Pretax earnings growth reflected higher sales in the current quarter and significant foreign currency transaction losses in the year-ago quarter, when pretax earnings decreased about 60 percent due to the impact of foreign currencies and commodity inflation.

Fiscal year 2010 results
  $4.24 diluted earnings per share

  3% volume growth

  2% sales growth

For fiscal year 2010, Clorox reported net earnings of $603 million, or $4.24 diluted earnings per share (EPS), versus $537 million, or $3.79 diluted EPS, in fiscal 2009, an increase of 12 percent. Earnings for the current year benefitted from higher sales and gross margin and lower interest expense. Earnings were impacted by foreign currency losses of $53 million, or 24 cents diluted EPS, related to the Venezuela currency devaluation.

Volume increased 3 percent due to strong growth on a number of brands including Clorox® disinfecting wipes, Hidden Valley® salad dressings, Kingsford® charcoal, Pine-Sol® cleaner, Fresh Step® cat litter, and disinfecting and fragranced cleaning products in Latin America. These increases were partially offset by lower shipments of Glad® food-storage products and STP® auto-care products.

Sales for fiscal 2010 grew 2 percent to $5.53 billion. The Venezuela currency devaluation reduced fiscal 2010 sales by 1.2 percentage points.

Gross margin increased 180 basis points to 44.8 percent, significantly exceeding the company’s initial outlook for growth in the range of 50-100 basis points for the fiscal year. These results were driven by strong cost savings and the benefit of price increases, partially offset by higher commodity costs.

Cash provided by operations increased 11 percent to $819 million, or 15 percent of sales, from $738 million, or 14 percent of sales, in fiscal 2009. The year-over-year increase was primarily driven by improved working capital.

Clorox confirms fiscal 2011 financial outlook

Clorox also confirmed its fiscal year 2011 financial outlook:
  2-4 percent sales growth

  25-50 basis points gross margin improvement

  Diluted EPS in the range of $4.50-$4.65
Clorox continues to anticipate sales growth in the range of 2-4 percent, most likely at the lower end of that range. The company continues to anticipate that volume will grow at a faster rate than sales. Results in the first half of the fiscal year are expected to reflect higher trade-promotion spending to address price gaps, the remaining impact of the Venezuela currency devaluation and lower shipments of disinfecting products versus the prior year, when concerns related to the H1N1 flu pandemic resulted in significant sales growth.

Clorox continues to anticipate fiscal 2011 restructuring-related charges in the range of $20 million to $30 million, with about half accounted for in selling and administrative expenses. This compares with $17 million in fiscal 2010 restructuring-related charges, of which $11 million were reflected in cost of products sold, $4 million were reflected in restructuring costs and $2 million were reflected in selling and administrative expenses.

Clorox does not anticipate the factors impacting its effective tax rate for the fourth quarter of fiscal 2010 to be repeated in fiscal 2011. The company’s outlook is for a fiscal 2011 effective tax rate in the range of 34-35 percent.

For more detailed financial information

Visit the Investors: Financial Results section of the company’s Web site at www.TheCloroxCompany.com for the following:
  Supplemental volume and sales growth information

  Supplemental gross margin driver information

  Reconciliation of certain non-GAAP financial information, including earnings before interest and taxes (EBIT) and earnings before interest, taxes, depreciation and amortization (EBITDA)

  Economic profit reconciliation information

  Supplemental balance sheet and cash flow information

  Supplemental price-change information

  Return on invested capital (ROIC) reconciliation information
Note: Percentage and basis-point changes noted in this news release are calculated based on rounded numbers.

Today’s webcast

Today at 10:30 a.m. Pacific time (1:30 p.m. Eastern time), Clorox will host a live audio webcast of a discussion with the investment community regarding the company’s fourth-quarter and fiscal 2010 results. The webcast can be accessed at http://investors.thecloroxcompany.com. Following a live discussion, a replay of the webcast will be archived for one week on the company’s website.

The Clorox Company

The Clorox Company is a leading manufacturer and marketer of consumer products with 8,300 employees and fiscal year 2010 revenues of $5.53 billion. Clorox markets some of consumers' most trusted and recognized brand names, including its namesake bleach and cleaning products, Green Works® natural home care products, Pine-Sol® cleaners, Poett® home care products, Fresh Step® cat litter, Kingsford® charcoal, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration products, Glad® bags and wraps and containers, and Burt’s Bees® natural personal care products. The company’s products are manufactured in more than two dozen countries and sold in more than 100 countries. Clorox is committed to making a positive difference in the communities where its employees work and live. Founded in 1980, The Clorox Company Foundation has awarded cash grants totaling more than $80 million to nonprofit organizations, schools and colleges. In fiscal 2010 alone, the foundation awarded $3.5 million in cash grants, and Clorox made product donations valued at $8.8 million. For more information about Clorox, visit www.TheCloroxCompany.com.

Forward-looking statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward looking statements involve risks and uncertainties. Except for historical information, matters discussed above, including statements about future volume, sales, costs, cost savings, earnings, cash flows, plans, objectives, expectations, growth, or profitability, are forward looking statements based on management’s estimates, assumptions and projections. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations on such words, and similar expressions, are intended to identify such forward looking statements. These forward looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed above. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended June 30, 2009, as updated from time to time in the company’s SEC filings. These factors include, but are not limited to: unfavorable general economic and marketplace conditions and events, including consumer confidence and consumer spending levels, the rate of economic growth, the rate of inflation, and the financial condition of our customers, suppliers and service providers; foreign currency exchange rate and interest rate fluctuations; unfavorable political conditions in international markets and risks relating to international operations; the company’s costs, including volatility and increases in commodity costs such as resin, diesel, chlor-alkali, sodium hypochlorite, agricultural commodities and other raw materials; increases in energy costs; the impact of the volatility of the debt markets on the company’s cost of borrowing and access to funds, including commercial paper and its credit facility; risks relating to changes in the company’s capital structure; risks arising from declines in cash flow, whether resulting from tax payments, debt payments, share repurchases, interest cost increases greater than management’s expectations, or increases in debt or changes in credit ratings, or otherwise; changes in the company’s tax rate; the success of the company’s strategies, including its previously announced Centennial Strategy; risks relating to acquisitions, mergers and divestitures, including the company’s ability to achieve the projected strategic and financial benefits from the Burt’s Bees® acquisition; the ability of the company to implement and generate expected savings from its programs to reduce costs, including its Supply Chain Restructuring and Other restructuring plan changes; the need for any unanticipated restructuring or asset-impairment charges; the success of new products and the ability of the company to develop products that delight the consumer; consumer and customer reaction to price increases; risks related to customer concentration; customer-specific ordering patterns and trends; competitive actions; supply disruptions or any future supply constraints that may affect key commodities or product inputs; risks inherent in relationships with suppliers, including sole suppliers and single-source suppliers; risks related to the handling and/or transportation of hazardous substances, including but not limited to chlorine; risks related to the conversion of the company’s information systems, including potential disruptions and costs; risks arising out of natural disasters; the impact of disease outbreaks, epidemics or pandemics on the company’s operations; risks inherent in litigation; risks inherent in maintaining an effective system of internal controls, including the potential impact of acquisitions or the use of third-party service providers; the ability to manage and realize the benefit of joint ventures and other cooperative relationships, including the company’s joint venture regarding the company’s Glad® plastic bags, wraps and containers business, and the agreements relating to the provision of information technology and related services by third parties; the ability of the company to successfully manage tax, regulatory, product liability, intellectual property, environmental and other legal matters, including the risk resulting from joint and several liability for environmental contingencies and risks inherent in litigation including class action litigation; and the company’s ability to maintain its business reputation and the reputation of its brands.

The company’s forward-looking statements in this report are based on management’s current views and assumptions regarding future events and speak only as of their dates. The company undertakes no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

Non-GAAP financial information

This press release contains non-GAAP financial information relating to diluted EPS, sales growth and gross margin. Included on the last page of this release is a reconciliation of these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with generally accepted accounting principles in the U.S. (GAAP).

The company has disclosed information related to diluted EPS, sales and gross margin on a non-GAAP basis to supplement its condensed consolidated statements of earnings presented in accordance with GAAP. These non-GAAP financial measures exclude certain items that are included in the company’s EPS, sales and gross margin reported in accordance with GAAP, including:
  Charges associated with simplification of the company’s supply chain, operating model implementation and other restructuring-related charges.

  The impact of the company’s acquisition of Burt’s Bees, Inc., completed on Nov. 30, 2007.

  The impact of foreign exchange and foreign currency transactions.

  The impact of the company’s exit from its private label food bags business.
Management believes that these non-GAAP financial measures provide useful additional information to investors about current trends in the company’s operations and are useful for period over period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should only be read in connection with the company’s condensed consolidated statements of earnings presented in accordance with GAAP.

Management believes that economic profit, defined as profit generated over and above the estimated cost of capital used by the business to generate that profit, is the metric that best aligns over the long term with creating value and generating shareholder return.

See the following pages for these unaudited fourth-quarter results:
  Condensed Consolidated Statements of Earnings

  Reportable Segment Information

  Condensed Consolidated Balance Sheets

  Fourth-quarter sales growth reconciliation

  Fourth-quarter gross margin reconciliation

  Fourth-quarter diluted EPS reconciliation
Media relations

Dan Staublin 510-271-1622, dan.staublin@clorox.com

Kathryn Caulfield 510-271-7209, kathryn.caulfield@clorox.com

Investor relations

Li-Mei Johnson 510-271-3396, li-mei.johnson@clorox.com

Steve Austenfeld 510-271-2270, steve.austenfeld@clorox.com

For recent presentations made by company management and other investor materials, visit http://investors.thecloroxcompany.com/events.cfm.

The Clorox Company

Condensed Consolidated Statements of Earnings (Unaudited)
Dollars in millions, except per share amounts

	Three Months Ended		Twelve Months Ended
	6/30/2010	6/30/2009	6/30/2010	6/30/2009
Net sales	$1,517	$1,500	$5,534	$5,450
Cost of products sold	837	813	3,057	3,104
Gross profit	680	687	2,477	2,346
Selling and administrative expenses	203	185	747	715
Advertising costs	137	148	518	499
Research and development costs	33	33	119	114
Restructuring costs	-	4	4	20
Interest expense	32	36	139	161
Other expense, net	-	20	25	26
Earnings before income taxes	275	261	925	811
Income taxes	104	91	322	274
Net earnings	$171	$170	$603	$537

Earnings per share *
Basic	$1.21	$1.21	$4.28	$3.82
Diluted	$1.20	$1.20	$4.24	$3.79

Weighted average shares outstanding (in thousands)
Basic	140,280	139,303	140,272	139,015
Diluted	141,651	140,314	141,534	140,169

*	As disclosed in Clorox's first-quarter Form 10-Q filing, the company adopted a new accounting standard regarding calculation of earnings per share. Prior year earnings per share have been adjusted to reflect the new accounting standard.

The Clorox Company

Reportable Segment Information
(Unaudited)
Dollars in millions

Fourth Quarter	Net Sales			Earnings/(Losses) Before Income Taxes
	Three Months Ended			Three Months Ended
	06/30/10	06/30/09	% Change (1)	06/30/10	06/30/09	% Change (1)
Cleaning	$460	$465	-1%	$105	$106	-1%
Household	540	538	-	136	122	11%
Lifestyle	226	211	7%	76	73	4%
International	291	286	2%	39	24	63%
Corporate (2),(3)	-	-	-	(81)	(64)	27%
Total Company	$1,517	$1,500	1%	$275	$261	5%

Year to Date	Net Sales			Earnings/(Losses) Before Income Taxes
	Twelve Months Ended			Twelve Months Ended
	06/30/10	06/30/09	% Change (1)	06/30/10	06/30/09	% Change (1)
Cleaning	$1,838	$1,836	-	$440	$410	7%
Household	1,663	1,726	-4%	290	289	-
Lifestyle	864	813	6%	303	270	12%
International	1,169	1,075	9%	172	140	23%
Corporate (2)	-	-	-	(280)	(298)	-6%
Total Company	$5,534	$5,450	2%	$925	$811	14%

(1)	Percentages based on rounded numbers.
(2)	The Corporate segment included $32 and $36 of interest expense for the three months ended June 30, 2010 and 2009, respectively, and $139 and $161 of interest expense for the fiscal years ended June 30, 2010 and 2009, respectively.
(3)	The increase in Corporate losses for the three months ended June 30, 2010, as compared to the three months ended June 30, 2009, is due primarily to higher incentive compensation and investments the company is making in facility and global IT improvements.

The Clorox Company

Condensed Consolidated Balance Sheets (Unaudited)
Dollars in millions

	6/30/2010	6/30/2009
Assets
Current assets
Cash and equivalents	$87	$206
Receivables, net	544	486
Inventories, net	367	366
Other current assets	126	122
Total current assets	1,124	1,180
Property, plant and equipment, net	979	955
Goodwill	1,650	1,630
Trademarks, net	562	557
Other intangible assets, net	96	105
Other assets	144	149
Total assets	$4,555	$4,576
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Notes and loans payable	$371	$421
Current maturities of long-term debt	300	577
Accounts payable	410	381
Accrued liabilities	492	472
Income taxes payable	74	86
Total current liabilities	1,647	1,937
Long-term debt	2,124	2,151
Other liabilities	677	640
Deferred income taxes	24	23
Total liabilities	4,472	4,751
Contingencies
Stockholders’ equity (deficit)
Common stock	159	159
Additional paid-in capital	617	579
Retained earnings	920	640
Treasury shares	(1,242)	(1,206)
Accumulated other comprehensive net losses	(371)	(347)
Stockholders’ equity (deficit)	83	(175)
Total liabilities and stockholders’ equity (deficit)	$4,555	$4,576

The Clorox Company

The tables below present the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures and other supplemental information. See “Non-GAAP Financial Information” above for further information regarding the company’s use of non-GAAP financial measures.

Fourth-Quarter Sales Growth Reconciliation

	Fiscal	Fiscal
	2010	2009
Base sales growth	2.3%	3.2%
Foreign exchange – Venezuela	-2.3	--
Foreign exchange – All other	1.2	-2.5
Exit from private label business	--	-0.4
Total sales growth	1.2%	0.3%

Fourth-Quarter Gross Margin Reconciliation

Q4 fiscal 2009 gross margin	45.8%
Pricing	0.6
Cost savings	2.2
Commodities	-2.6
Logistics & manufacturing	-0.3
Other *	-1.1
Q4 fiscal 2010 gross margin before
impact of charges	44.6%
Restructuring-related charges	0.2
Q4 fiscal 2010 gross margin	44.8%

Q4 fiscal 2008 gross margin	42.1%
Pricing	2.5
Cost savings	2.3
Commodities	1.6
Logistics & manufacturing	-1.5
Other	-1.3
Q4 fiscal 2009 gross margin before
impact of charges	45.7%
Restructuring-related charges	0.1
Q4 fiscal 2009 gross margin	45.8%

*	“Other” includes all other drivers of gross margin change, such as trade-promotion spending, product mix, and foreign currency translation and transaction impacts.

Fourth-Quarter Diluted EPS Reconciliation

	Fiscal	Fiscal
	2010	2009
Diluted EPS – non-GAAP	$1.27	$1.35
Foreign exchange impact – Venezuela	-0.05	-0.08
Foreign exchange impact – Other	--	-0.02
Restructuring and restructuring-related charges	-0.02	-0.05
Diluted EPS – GAAP	$1.20	$1.20

The Clorox Company

Fiscal Year Sales Growth Reconciliation

	Fiscal	Fiscal
	2010	2009
Base sales growth	2.0%	4.4%
Foreign exchange – Venezuela	-1.2	--
Foreign exchange – All other	0.8	-2.0
Exit from private label business	-0.1	-0.6
Sales growth before acquisitions	1.5%	1.8%
Burt's Bees acquisition	--	1.5
Total sales growth	1.5%	3.3%

The Burt’s Bees acquisition closed Nov. 30, 2007.

Fiscal Year Gross Margin Reconciliation

Fiscal 2009 gross margin	43.0%
Pricing	0.9
Cost savings	1.8
Commodities	0.3
Logistics & manufacturing	-0.3
Other *	-0.1
Fiscal 2010 gross margin before
impact of charges	44.7%
Burt’s Bees inventory step-up	--
Restructuring-related charges	0.1
Fiscal 2010 gross margin	44.8%

Fiscal 2008 gross margin	41.2%
Pricing	2.8
Cost savings	2.2
Commodities	-1.7
Logistics & manufacturing	-1.6
Other	-0.4
Fiscal 2009 gross margin before
impact of charges	42.5%
Burt’s Bees inventory step-up	0.4
Restructuring-related charges	0.1
Fiscal 2009 gross margin	43.0%

*	“Other” includes all other drivers of gross margin change, such as trade-promotion spending, product mix, and foreign currency translation and transaction impacts.

Fiscal Year Diluted EPS Reconciliation

	Fiscal	Fiscal
	2010	2009
Diluted EPS – non-GAAP	$4.57	$4.10
Foreign exchange impact – Venezuela *	-0.24	-0.09
Foreign exchange impact – Other	-0.01	-0.04
Restructuring and restructuring-related charges	-0.08	-0.18
Diluted EPS – GAAP	$4.24	$3.79

*	Includes the impact of remeasuring certain assets and liabilities in Venezuela using the Venezuelan Bolivar parallel market exchange rate (-$0.04); the transaction costs of exchanging Bolivars to U.S. dollars to pay for U.S.- denominated inventory purchases (-$0.12); and losses from translating the income statement from Bolivars to U.S. dollars (-$0.08).